Exhibit 99.1

American Finance Trust, Inc. (“AFIN”) issued the release and related filings copied below on September 7, 2016. These filings discuss AFIN’s proposed acquisition of American Realty Capital – Retail Centers of America (“RCA”).

Link to 8-K Filing

Link to Press Release

Link to Presentation

As described in the filings, completion of the transaction is subject to the approval of AFIN and RCA shareholders as well as satisfaction of customary closing conditions. The transaction is expected to close in the first quarter of 2017.

We will host two webcasts next week to review the filed presentations. Please join us for one of these meetings. Our comments will be specific to the filed materials.

September 14, 2016 at 1:00pm Eastern

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September 15, 2016 at 3:00pm Eastern

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Additional Information About the Proposed Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, American Finance Trust, Inc. (“AFIN”) and American Realty Capital — Retail Centers of America, Inc. (“RCA”) intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a joint proxy statement on Schedule 14A. BOTH AFIN AND RCA STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement and other relevant documents filed by AFIN and RCA with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by AFIN and RCA with the SEC are also available free of charge on AFIN’s website at www.americanfinancetrust.com and copies of the documents filed by RCA with the SEC are available free of charge on RCA’s website at www.retailcentersofamerica.com. AFIN and RCA and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from both companies’ stockholders in respect of the proposed transaction. Information regarding AFIN’s directors and executive officers can be found in AFIN’s definitive proxy statement filed with the SEC on April 29, 2016. Information regarding RCA’s directors and executive officers can be found in RCA’s definitive proxy statement filed with the SEC on April 29, 2016. Additional information regarding the interests of potential participants will be included in the joint proxy statement and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available free of charge on the SEC’s website and from AFIN and RCA, as applicable, using the sources indicated above.

American Finance Trust, Inc. to Acquire
American Realty Capital – Retail Centers of America, Inc. for $1.4 Billion

Combination Creates a Premier Diversified Real Estate
Investment Trust (“REIT”) with a Retail Focus

Merger Results in Meaningful Cost Savings

New York, New York, September 7, 2016 – American Finance Trust, Inc. (“AFIN”) announced today that the special committee of the board of directors unanimously approved the acquisition of all of the outstanding common stock of American Realty Capital – Retail Centers of America, Inc. (“RCA”) for approximately $1.4 billion, payable in a combination of AFIN common shares and cash plus the assumption of certain debt. This transaction creates a premier diversified REIT with a retail focus, with an enterprise value of approximately $3.9 billion*. The transaction enhances AFIN’s scale by combining two highly complementary U.S. real estate portfolios comprised of 494 properties aggregating 20.8 million rentable square feet, while improving the Company’s capital structure and creating accretion to AFIN’s funds from operations per share in 2017.

The special committee of AFIN’s board of directors, which consists of the independent members of the board of directors, was formed to evaluate the proposed transaction and has approved the transaction, subject to the approval of AFIN’s shareholders and the shareholders of RCA.

Michael Weil, Chief Executive Officer of AFIN, commented, “We are pleased to announce today’s transaction which will bring together two high quality real estate portfolios and will create a best-in-class diversified REIT with a retail focus. The combination of AFIN and RCA will help the Company achieve critical scale, afford improved access to capital markets, result in significant cost savings for shareholders, and increase coverage of our distributions. For AFIN, today’s announcement is a key step forward in our plan to grow earnings.”

David M. Gong, Lead Independent Director of AFIN, explained, “The board of directors of AFIN formed the special committee, which consists of the independent members of the board, to evaluate potential strategic transactions. It further empowered the special committee to negotiate terms of any transaction which the committee determined to pursue. The special committee believes that the combination of the two companies will significantly enhance shareholder value.”

Strategic and Financial Benefits of the Merger

Enhances Size, Improves Access to Capital Markets, and Increases Liquidity Options: The combined company will become a premier diversified REIT with a retail focus, with an enterprise value of approximately $3.9 billion*. Increased scale will enhance access to capital markets and increase liquidity options.

Improves Capital Structure: AFIN will have lower leverage with manageable near-term debt maturities and ample near-term liquidity. The improved capital structure also provides AFIN with a strong balance sheet for continued growth and acquisitions.

Creates Accretive Transaction: The transaction is expected to be accretive to AFIN’s funds from operations per share in 2017 and strengthens the Company’s distribution coverage.

Broadens Tenant Diversification: The addition of RCA’s retail portfolio will broaden AFIN’s retail tenant base and reduce AFIN’s top 10 tenant concentration to 48% from 75% on an annualized straight-line rent basis as of June 30, 2016.

Significantly Reduces Fees and Creates Meaningful Synergies: Expected $10.9 million of annual savings in 2017 from $6.1 million in contractual asset management fee savings and $4.8 million in general and administrative expense savings. Decreased management fees on future equity raised.

Creates Internalization Option: Creates a defined management internalization option under the AFIN advisory agreement benefiting shareholders at both companies.

Terms of the Transaction and Timing

Under the terms of the agreement, RCA shareholders will receive 0.385 shares of AFIN common stock and $0.95 in cash for each share of RCA common stock they own. Upon closing, RCA shareholders will own approximately 37% of the combined company. The approximately 90% stock component of the transaction is expected to be tax-free to shareholders.

The merger agreement also provides RCA with a go-shop period during which time RCA will have the right to actively solicit alternative proposals from third parties for 45 days. The merger agreement provides for RCA to pay a termination fee of $5.1 million to AFIN if RCA terminates the merger agreement in connection with a superior proposal that arises on or before the date that is fifteen days following the end of the go-shop period.

AFIN will add two independent directors to be appointed by RCA’s board of directors, bringing to six the total number of directors for the combined company, five of them independent.

Completion of the transaction is subject to the approval of AFIN and RCA shareholders as well as satisfaction of customary closing conditions. The transaction is expected to close in the first quarter of 2017.

UBS Investment Bank is serving as exclusive financial advisor to the special committee of AFIN. Pepper Hamilton LLP is serving as legal counsel to the special committee of AFIN. Proskauer Rose LLP is serving as legal counsel to AFIN.

BMO Capital Markets is serving as exclusive financial advisor to the special committee of RCA. Arnold & Porter LLP is serving as legal counsel to the special committee of RCA. Proskauer Rose LLP is serving as legal counsel to RCA.

About AFIN

AFIN is a publicly registered non-traded REIT focused on acquiring a diversified portfolio of commercial properties, with an emphasis on single tenant buildings with net leases across the United States. Additional information about AFIN can be found on its website at www.americanfinancetrust.com.

About RCA

RCA is a publicly registered non-traded REIT focused on acquiring a diversified portfolio of retail properties, with an emphasis on multi-tenant shopping centers across the United States. Additional information about RCA can be found on its website at www.retailcentersofamerica.com.

Important Notice

Risk Factors

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K for a discussion of the risks which should be considered in connection with AFIN.

Forward-Looking Statements

This presentation may contain forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases.

Please review the end of this presentation and AFIN’s most recent Annual Report on Form 10-K for a more complete list of risk factors, as well as a discussion of forward-looking statements and other details.

*Based on AFIN’s published estimated per share NAV as of December 31, 2015 and the total merger consideration of approximately $10.26 per share to RCA, calculated based on AFIN’s published estimated per share NAV as of December 31, 2015 and the value of the cash consideration.

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